UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):  December  6, 2007

Cornerstone Ministries Investments, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia (State of Incorporation)	011-32165 (Commission File No.)	58-2232313 (IRS Employer Identification No.)

2450 Atlanta Highway, Suite 904, Cumming, Georgia  30040

(Address of Principal Executive Offices, including Zip Code)

(678) 455-1100

(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Cornerstone Ministries Investments, Inc. (the “Company”) has appointed Bill Wagner to serve as its Chief Financial Officer effective December 6, 2007.  Mr. Wagner joined Cornerstone Capital Advisors Inc. as Chief Financial Officer in September 2007.  The Company has an administrative services agreement with Cornerstone Capital Advisors whereby Cornerstone Capital Advisors essentially provides all of the administrative services that are necessary for the Company to operate.  Mr. Wagner will continue to serve as Chief Financial Officer of Cornerstone Capital Advisors in addition to serving in the capacity of Chief Financial Officer of the Company.

From 2005 to 2007 Mr. Wagner served as Chief Financial Officer of WIKA Instrument Company, which manufactures pressure and temperature gauges.  From 1999 to 2005 he served as Vice President of Finance for Residential Construction Specialties.

There are no transactions involving either Mr. Wagner or his immediate family members, on the one hand, and the Company or any subsidiary, on the other hand, that would require disclosure under Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2007

CORNERSTONE MINISTRIES INVESTMENTS, INC.

/s/ Jack Wehmiller

By: _______________________________________

Jack Wehmiller

President and CEO